EXHIBIT 99.1

FOR IMMEDIATE RELEASE
For Further Information:
Lawrence Pesin
Chief Executive Officer
The Lamaur Corporation
(763) 571-1234


                         LAMAUR ANNOUNCES SALE OF BRAND

FRIDLEY, MINNESOTA, NOVEMBER 13, 2001 - The Lamaur Corporation has announced the sale of its Willow Lake(R) brand of hair styling products and related assets and inventory to Alleghany Pharmacal Corporation.

In the first step of its previously announced initiative to focus on newly developed brands and global alliances, Lamaur has sold the Willow Lake(R) brand effective November 1, for an undisclosed amount in cash. The sale also includes deferred payments respecting the Willow Lake inventory and a royalty stream in the first, third, fourth and fifth years following completion of the transaction.

"Lamaur's recently announced licensing agreements with celebrity hair stylists as well as alliances now being finalized with European marketers are the focus of our marketing initiative. Alleghany has proven successful in revitalizing classic hair care brands and Willow Lake(R) provides a superb opportunity for it in this regard," said Lawrence Pesin, Lamaur's CEO.

Certain statements in this press release and in documents Lamaur has filed with the Securities and Exchange Commission, and oral statements made by or with the approval of Lamaur's executive officers contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about Lamaur's anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, gross margins, expenses, operating margins and earnings per share, timing of and plans for the introduction or phase-out of products, enhancements of existing products, plans for hiring additional personnel, entering into strategic partnerships and other plans, objectives, expectations and intentions that are not historical fact.

The words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including, but not limited to
(i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends generally and in various geographic markets; (iv) relationships with Lamaur's strategic partners; (v) unanticipated risks associated with introducing new products; and (vi) other events and other important factors disclosed previously and from time to time in Lamaur's filings with the Securities and Exchange Commission. Lamaur assumes no obligation to update any forward-looking statements. These statements are only predictions. Although Lamaur believes that the expectations reflected in the forward-looking statements are reasonable, Lamaur cannot guarantee future results, levels of activity, performance or achievements.



                                 Exhibit 99.1-1